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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Brooks Fiber Properties, Inc.:

We consent to incorporation by reference in the registration statement on Form S-4 of Brooks Fiber Properties, Inc. of our report dated February 12, 1997, relating to the consolidated balance sheets of Brooks Fiber Properties, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, and all related schedules, which report appears in the December 31, 1996 annual report on Form 10-K of Brooks Fiber Properties, Inc.

We consent to incorporation by reference in the registration statement on Form S-4 of Brooks Fiber Properties, Inc. of our report dated April 7, 1997, relating to the balance sheet of Metro Access Networks, Inc. as of December 31, 1996, and the related statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 1996, which report appears in the Form 8-K of Brooks Fiber Properties, Inc. dated May 5, 1997.


                                          KPMG Peat Marwick LLP
St. Louis, Missouri
August 5, 1997